Exhibit 16


FRANK L. SASSETTI & CO.
CERTIFIED PUBLIC ACCOUNTANTS
www.flsassetti.com



November 1, 2006

Securities and exchange Commission
Washington, DC  20549

and

National Futures Association
Chicago, IL 60606

and

Commodity Futures Trading Commission
Washington DC 20581

Ladies and Gentlemen,

We were previously principal accountants for Providence Select Fund, Limited Partnership and, under the date of August 11, 2006, we reported on the financial statement of Providence Select Fund, Limited Partnership as of June 30, 2006 and for the six months then ended. On October 19, 2006, our appointment as principal accountants was terminated. We have read Providence Select Fund, Limited Partnership's statements included under Item 4.01 (a) of its Form 8-K/A and we agree with such statements included in paragraphs (a)(i),
(a)(ii), (a)(iii), (a)(iv) and (a)(vi), except that we are not in a position to agree or disagree with Providence Select Fund, Limited Partnership's statements contained in paragraphs (a)(v) and (b).


Sincerely,

/s/ Frank L. Sassetti & Co.
FRANK L. SASSETTI & CO.






               6611 W. NORTH AVENUE * OAK PARK, ILLINOIS 60302
                 * PHONE (708) 386-1433 * FAX (708) 386-0139
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